Exhibit 10.2

ADDENDUM #2 TO PROMISSORY NOTE
DATED APRIL 20, 2010

June 1, 2013
Salt Lake City, UT

This addendum relates to the Promissory Note of April 20, 2010 by and between LZG International, Inc. (Borrower) and Greg Popp (Holder) in the amount of $23,500.

Holder agrees to extend the maturity date of the Promissory Note for 2 additional years to June 30, 2015 with the following provisions:

1.	Borrower will pay the principal balance of $23,500 and any accrued interest on June 30, 2015.

2.	All other terms of the original Promissory Note including collateral will remain intact.

BORROWER:

LZG INTERNATIONAL

Dated June 1, 2013	/s/ Greg L. Popp
By: Greg L. Popp
Its: President

HOLDER:

GREG POPP

Dated June 1, 2013	/s/ Greg L. Popp